UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2011
HCA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11239 (Commission File Number)	27-3865930 (IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee (Address of principal executive offices)	37203 (Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On February 3, 2011, HCA Holdings, Inc. (the “Company”) issued a press release announcing, among other things, its financial results for the quarter and year ended December 31, 2010, which was filed on Form 8-K on February 3, 2011. The press release included HCA Holdings, Inc.’s Condensed Consolidated Statements of Cash Flows for the years ended December 31, 2010 and 2009. This amendment on Form 8-K/A reflects a reclassification of a $114 million income tax benefit amount from a component of cash flows from operating activities to a component of cash flows from financing activities in the Condensed Consolidated Statements of Cash Flows for the year ended December 31, 2010. The $114 million income tax benefit amount relates primarily to distributions to holders of the Company’s stock options that were deductible expenses for tax purposes, but were recognized as adjustments to stockholders’ deficit for financial reporting purposes. After this reclassification, the Company’s net cash provided by operating activities for the fourth quarter of 2010 totaled $534 million compared to $432 million in the fourth quarter for 2009 and for the year ended December 31, 2010 totaled $3.085 billion compared to $2.747 billion for the year ended December 31, 2009. A copy of the corrected press release is being furnished as Exhibit 99.1 to this Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.
(d)

Exhibit Number	Exhibit Title
99.1	Corrected press release dated February 3, 2011, announcing financial results for the quarter and year ended December 31, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC. (Registrant)
By:	/s/ R. Milton Johnson
R. Milton Johnson
Executive Vice President and Chief Financial Officer

Date: February 10, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Corrected press release dated February 3, 2011, announcing financial results for the quarter and year ended December 31, 2010